Exhibit 31.2
CERTIFICATION
I, Dave Gilboa, certify that:
1.I have reviewed this Quarterly Report on Form 10-Q/A of Warby Parker Inc.;
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: November 17, 2021	By:	/s/ Dave Gilboa
Dave Gilboa Co-Chief Executive Officer
(Co-Principal Executive Officer)